UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 23, 2008
Metalico, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (908) 497-9610
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Asset Purchase Agreement
On April 23, 2008, Metalico, Inc. (the “Company”) agreed to terms of a definitive asset purchase agreement for the acquisition (the “Acquisition”) of a family-owned multi-yard fully integrated scrap metal recycling operation in Western Pennsylvania. The total purchase price for the Acquisition is $76.0 million (subject to additional closing adjustments to the extent the value of the inventory is less than or greater than $7 million), $69 million of which will be paid in cash and $7 million of which will be in shares of our common stock having an aggregate value of $7 million determined at a price per share (the “Acquisition Share Price”) equal to 90% of the volume weighted average price of our common stock on AMEX for the 20 trading days immediately preceding the closing date; subject to the Acquisition Stock Make-Whole (as defined below). If during the four month period commencing on the sixth-month anniversary of the closing date of the Acquisition, any portion of such shares are sold by the sellers of the acquired assets for proceeds, net of commissions and transaction costs, at a price less than the Acquisition Share Price, the Company will be required to pay to the sellers the difference between the Acquisition Share Price and the net proceeds per share received by the sellers for each such share sold during such four month period (the “Acquisition Stock Make-Whole”). The closing of the Acquisition is subject to the satisfaction of customary conditions as well as the completion of the private placement offering described in Item 3.02 set forth below. A press release regarding the contemplated transaction is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Private Placement
The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated as of April 23, 2008, among the Company and the purchasers named therein (the “Purchasers”). The Securities Purchase Agreement provides for the sale by the Company to the Purchasers of $100 million of Senior Unsecured Convertible Notes (the “Notes”) convertible into shares of common stock, par value $0.001 (the “Shares”), of the Company. Purchasers also received a total of 250,000 warrants (“Warrants”) for shares of the Company’s common stock at an exercise price of $14.00 per share (subject to adjustment) with a term of six years. The initial conversion price of the Notes is $14.00 per share. The Notes will bear interest at 7% per annum, payable in cash, and will mature in April 2028. In addition, the Notes contain (i) an optional repurchase right exercisable by the Purchasers on the sixth, eighth and twelfth anniversary of the date of issuance of the Notes, whereby each Purchaser will have the right to require the Company to redeem the Notes under certain circumstances, and (iii) an optional redemption right exercisable by the Company beginning on the third anniversary of the date of issuance of the Notes and ending on the day immediately prior to the sixth anniversary of the date of issuance of the Notes, whereby the Company shall have the option but not the obligation to redeem the Notes at a redemption price equal to 150% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest thereon, limited to 30% of the Notes outstanding per year on a cumulative basis, and from and after the sixth anniversary of the date of issuance of the Notes, the Company shall the option to redeem any or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest thereon. The Notes also contain (i) certain repurchase requirements upon a change of control, (ii) make whole provisions upon a change of control, (iii) “weighted average” anti-dilution protection, subject to certain exceptions, (iv) an interest make whole provision in the event that the Purchasers are forced to convert their Notes between the third and sixth anniversary of the date of issuance of the Notes whereby the Purchasers would receive the present value (using a 3.5% discount rate) of the interest they would have earned should their Notes so converted had been outstanding from such forced conversion date through the sixth anniversary of the date of issuance of the

Notes, and (v) a debt incurrence covenant which would limit the ability of the Corporation to incur debt, under certain circumstances. The transactions contemplated by the Securities Purchase Agreement are expected to close promptly, subject to customary closing conditions, including approval of the listing of the Shares on the American Stock Exchange. As a result of certain rules of the American Stock Exchange, the Company expects to seek stockholder approval for the right to issue more than 20% of the Company’s outstanding common stock pursuant to the terms of the Notes at its next annual meeting of stockholders.
On April 24, 2008, the Company issued a press release announcing, among other things, its entry into a binding Securities Purchase Agreement and describing the transactions contemplated thereby. The full text of the press release is attached hereto as Exhibit 99.1.
All of the Purchasers represented that they were “accredited investors,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the sale of the Notes and the Warrants was made in reliance on exemptions provided by Regulation D and Section 4(2) of the Securities Act.
In connection with the Securities Purchase Agreement, the Company and the Purchasers entered into a Registration Rights Agreement, dated as of April 23, 2008, and the Company agreed to file a registration statement to register the resale of the Shares issuable upon conversion of the Notes and upon exercise of the Warrants within 45 days of the date of closing and to use commercially reasonable efforts to cause the registration statement to be declared effective within 90 days (or 120 days upon receipt of comments from the SEC), subject to the Company's right to delay such obligations under certain circumstances. In the event the Company fails to meet its obligations, it will be subject to customary penalties.
In connection with the private placement, the Company incurred expenses which included, without limitation, commissions to the placement agent, legal and accounting fees, and other miscellaneous expenses, of approximately $4.6 million.
The Company intends to use approximately $69 million of the net proceeds from the offering to finance the Acquisition and the remainder of the proceeds will be used for future acquisitions and working capital purposes relating to prior or future acquisitions.
The Company did not use any form of advertising or general solicitation in connection with the sale of the Notes and the Warrants. The Notes and the Warrants and the Shares underlying the Notes and the Warrants will be non-transferable in the absence of an effective registration statement under the Securities Act, or an available exemption therefrom, and all certificates will be imprinted with a restrictive legend to that effect.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference in response to this Item 1.01.
Item 7.01. Regulation FD Disclosure.

     The Company is furnishing presentation materials, included as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this item by reference, which were presented by the Company to investors in connection with the private placement.
     In accordance with General Instruction B.2 to the Current Report on Form 8-K, the information contained in this Current Report on Form 8-K, including without limitation, the information contained in Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Forward Looking Statements
     This Current Report on Form 8-K, including Exhibit 99.2, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company’s management’s judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company’s actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.
Item 9.01. Financial Statements and Exhibits.

Ex. 99.1	Press Release issued April 24, 2008.

Ex. 99.2	Investor Slide Presentation
The information furnished in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.
April 24, 2008	By:	Carlos E. Aguero
		Name:	Carlos E. Aguero
		Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Ex. 99.1	Press Release issued April 24, 2008.

Ex. 99.2	Investor Slide Presentation